Exhibit 10.13

QUEPASA CORPORATION

Common Stock Purchase Warrant

Warrant No.	500,000 Shares of Common Stock

Issued as of March 21, 2006 (the “Issue Date”)

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE, AND NEITHER THIS WARRANT NOR SUCH SHARES OF PREFERRED STOCK MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR AN EXEMPTION THEREFROM, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH EXEMPTION APPLIES AND THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND THAT SUCH PROPOSED SALE OR TRANSFER IS IN COMPLIANCE WITH ALL APPLICABLE BLUE SKY OR STATE SECURITIES LAWS.

Expires and is void after 5:00 p.m. E.S.T.

March 21, 2016 (the “Expiration Date”).

Warrant for the Purchase of Common Stock, Par Value $.001 Per Share

QUEPASA CORPORATION

FOR VALUE RECEIVED, Quepasa Corporation, a Nevada corporation with its offices at 410 N. 44th Street, Suite 450, Phoenix, Arizona 85008, hereby certifies that F. Stephen Allen or his assigns (“Holder”), is entitled to purchase, subject to the provisions hereof, from the Company, at a price per share set forth in the Section 1 hereof (the “Exercise Price”), the number of fully paid and non-assessable shares of Common Stock of the Company (“Common Stock”) set forth above (the “Series 2 Warrant Shares”), subject to adjustment as provided in Section 9 hereof. Capitalized terms not defined herein shall have the meaning set forth in the Warrant Purchase Agreement dated as of the date hereof by and among the Company, Holder and the other Investors signatory thereto (the “Warrant Purchase Agreement”).

1. EXERCISE PRICE. The Exercise Price for any shares of Common Stock purchased upon exercise of this Warrant shall be $4.00 per share, subject to such adjustments as set forth herein.

2. EXERCISE OF WARRANT. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable (in whole or in part) during the term commencing on the Issue Date hereof and ending at 5:00pm eastern standard time, on the Expiration Date set forth above (the “Exercise Period”); provided, however, that it shall be a condition to the exercise of this Warrant that the Holder shall have exercised in full the Series 1 Warrant issued to Holder. At any time during the Exercise Period, this Warrant shall be exercisable (in whole or in part) by presentation and surrender hereof to the

Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify the Holder in writing), with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the applicable Exercise Price in lawful money of the United States of America in the form of cash or its equivalent for the number of Series 2 Warrant Shares as is set forth above, subject to any adjustments made pursuant hereto or as otherwise provided in Section 3 hereof. Upon receipt by the Company of this Warrant at its principal office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not be actually delivered to the Holder at the time of such exercise.

3. ISSUANCE OF CERTIFICATE FOR SERIES 2 WARRANT SHARES. As soon as practicable after the exercise of this Warrant, and in any event within ten (10) days following such exercise, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder a certificate or certificates for the number of full Series 2 Warrant Shares to which such Holder shall be entitled upon such exercise. Additionally, upon delivery of the certificate to the Holder, the Company shall, in lieu of any fractional shares of Common Stock to which the Holder would have otherwise herein been entitled upon the exercise of this Warrant, pay to the Holder cash in an amount to be determined by and in accordance with Section 6 hereof.

4. SHARES FULLY PAID; RESERVATION OF SHARES. The Company represents to the Holder that all Series 2 Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issuance or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, free from all preemptive rights therein, as shall be required to provide for the exercise of the rights represented by this Warrant. The Series 2 Warrant Shares are subject to the terms, rights and provisions set forth in the Company’s articles of incorporation, as amended and/or restated from time to time.

5. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the closing price of the Common Stock of the Company on the over-the-counter bulletin board on the day of exercise.

6. TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant may be assigned by the Holder to another person or entity in accordance with the transfer provisions hereof; provided that such assignment shall comply with the provisions of Section 7 of the Warrant Purchase Agreement. Furthermore, this Warrant may only be transferred in accordance with the terms and conditions of Section 10 of this Warrant. Upon satisfaction of such terms and conditions, and upon surrender of this Warrant to the Company accompanied by a duly executed assignment form, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be terminated and canceled. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification by the Holder, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new

Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant is lost, stolen, destroyed, or mutilated, and shall be at any time enforceable by anyone.

7. RIGHTS OF THE HOLDER. The Holder shall not, by virtue of this Warrant, be entitled to any of the rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant, provided that Holder may be entitled to other rights as set forth in other agreements and/or by virtue of being a stockholder in the Company.

8. ADJUSTMENT PROVISION. The Exercise Price and number of Series 2 Warrant Shares issuable hereunder shall be proportionately adjusted upon the occurrence of any “Adjustment Event” (as hereinafter defined) such that the Holder hereof shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Warrant, such securities, money or other property as would have been issued or delivered to the Holder if Holder had exercised this Warrant and had received such shares of Common Stock prior to such Adjustment Event. As used herein “Adjustment Event” shall mean (i) any reclassification, capital reorganization, recapitalization, stock dividend, stock split or other capital reorganization or change of securities of the class or series issuable upon the exercise of this Warrant, (ii) any consolidation or merger of the Company with or into another corporation or other entity (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of securities of the class or series issuable upon exercise of this Warrant) or (iii) any sale, lease or conveyance to another person or entity of all or substantially all the assets of the Company. The foregoing provisions of this Section shall similarly apply to successive Adjustment Events. This provision is not meant to broaden or lessen any rights the Holder has with respect to the underlying securities available for purchase pursuant to the terms of this Warrant.

9. NOTICES TO HOLDERS. Subject to the notice provisions of Section 2 hereof, so long as this Warrant shall be outstanding: (i) if the Company shall pay any dividend or make any distribution upon its Common Stock or Common Stock; (ii) if the Company shall offer to the holders of its Common Stock for subscription or purchase by them any share of any class or any other rights; or (iii) if any capital reorganization of the Company (including, without limitation, any recapitalization, stock dividend, stock split or other capital reorganization), reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation or other entity, sale, lease or transfer of all or substantially all of the property and assets of the Company to another person or entity, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least ten (10) days prior to the date specified in (A) and (B) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (A) a record is to be taken for the purpose of such dividend, distribution or rights, or (B) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock, Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. Upon any adjustment of this Warrant under this Warrant as provided herein, then and in each such case the Company shall give prompt written notice thereof, by first class mail, postage prepaid, addressed to the Holder of this Warrant at its address registered on the books of the Company, which notice shall state (i) the increase or decrease, if any, in the Exercise Price resulting from such adjustment, and (ii) the increase or decrease, if any, in the number of Series 2 Warrant Shares purchasable at such price upon the exercise of this Warrant, and (iii) any change in the type of security issuable upon exercise hereof setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

10. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. The Holder acknowledges that this Warrant and the Series 2 Warrant Shares have not been registered under the Act, and therefore agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Series 2 Warrant Shares issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant or such Series 2 Warrant Shares and registration or qualification of this Warrant or such Series 2 Warrant Shares under any applicable Blue Sky or state securities law then in effect, or (ii) an exemption from any such registration and qualification (including the delivery of investment representation letters and legal opinions reasonable satisfactory to the Company, if such are requested by the Company). Each certificate or other instrument for Series 2 Warrant Shares issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

11. NO IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or bylaws or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

12. MAILING OF NOTICES, ETC. All notices and other communications from the Company to the Holder shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the Holder. All notices and other communications from the Holder or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth in the initial paragraph hereof. If the Company should at any time change the location of its principal office to a place other than as set forth in the initial paragraph hereof, it shall give written notice to the Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

13. CHANGE OR WAIVER. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the Company and the Holder.

14. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

15. GOVERNING LAW. This Warrant will be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the conflicts of laws principles of that or any other state.

IN WITNESS WHEREOF, this Common Stock Purchase Warrant is executed and dated as of the Issue Date set forth above.

QUEPASA CORPORATION

By:
Name:
Title:

PURCHASE FORM

Dated:                     , 200    .

The undersigned, pursuant to the provisions set forth in the attached Warrant No.             , hereby irrevocably elects to purchase              shares of the Common Stock covered by such Warrant for the Exercise Price per share as calculated pursuant to the terms of such Warrant and herewith makes payment of $                                  representing the full purchase price for such shares at the Exercise Price per share provided for in such Warrant.

INSTRUCTIONS FOR REGISTRATION OF STOCK

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